UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2026
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices and zip code)

(239) 301-1000
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 23, 2026, the Board of Directors (the “Board”) of Herc Holdings Inc. (the “Company”) appointed Lawrence H. Silber, the Company’s Chief Executive Officer since 2015, as Executive Chairman, effective as of January 1, 2027 (“Effective Date”). As part of a planned succession, the Board appointed Aaron Birnbaum, President of the Company, to succeed Mr. Silber as the Company’s Chief Executive Officer, effective as of the Effective Date. Additionally, Michael A. Kelly, who currently serves as a director and chair of the Nominating and Governance Committee of the Board, has been elected as Lead Director, effective as of the Effective Date.

Chief Executive Officer Appointment
Mr. Birnbaum, age 60, has served as the Company’s President since January 1, 2026 and, prior to that, served as the Company’s Chief Operating Officer from January 2020 to December 2025. He will continue to serve as President following the transition. The Board also appointed Mr. Birnbaum to serve as a director, effective as of the Effective Date.

In connection with Mr. Birnbaum’s appointment as Chief Executive Officer, the Company expects to enter into an employment letter with Mr. Birnbaum pursuant to which Mr. Birnbaum will receive an annual base salary of $975,000 and will be eligible for a target annual incentive cash bonus opportunity equal to 125% of his base salary. It is also expected that Mr. Birnbaum will receive a 2027 long-term equity incentive award with a grant date fair value of approximately $4,250,000, comprised of 50% performance stock units and 50% restricted stock units, in connection with his appointment.

There are no arrangements or understandings between Mr. Birnbaum and any other person pursuant to which Mr. Birnbaum was appointed Chief Executive Officer or as a member of the Board. Mr. Birnbaum does not have any family relationship with any director or other officer of the Company or any person nominated or chosen by the Company to become a director or officer. There are no transactions in which Mr. Birnbaum has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Executive Chairman Compensatory Arrangement
In connection with Mr. Silber’s appointment as Executive Chairman, the Company expects to enter into an employment letter with Mr. Silber pursuant to which Mr. Silber will receive an annual base salary of $600,000 and will be eligible for a target annual incentive cash bonus opportunity equal to 120% of his base salary. It is also expected that Mr. Silber will receive a 2027 long-term equity incentive award with a grant date fair value of $3,000,000, comprised of 50% performance stock units and 50% restricted stock units in connection with his appointment.

A copy of the press release announcing the above executive transition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Herc Holdings, Inc. dated October 26, 2026 announcing CEO succession plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ FLORA ROSTAMI-BRYAN
Name:	Flora Rostami-Bryan
Title:	Vice President, Assistant General Counsel & Assistant Secretary
Date:  October 26, 2026

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